                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.


                                   EXHIBIT 2.1
                     DESIGN PURCHASE AND SERVICES AGREEMENT

THIS DESIGN PURCHASE AND SERVICES AGREEMENT, dated as of June 15, 2001 (this "AGREEMENT"), is made and entered into by and between OVERLAND DATA, INC., a California corporation ("SELLER"), and SEAGATE REMOVABLE STORAGE SOLUTIONS LLC, a Delaware limited liability company ("PURCHASER"). Unless otherwise specified herein, definitions of capitalized terms are set forth in EXHIBIT A, which is attached hereto and incorporated by reference herein.

                                    RECITALS

         WHEREAS, Seller currently owns the rights to the TR Nextgen Design, identified as "WS30" and "EDT40", which is capable of resulting in two generations of *** Travan format-based products identified as "TR6" and "TR7" (collectively, the "PRODUCTS");

         WHEREAS, Purchaser desires to purchase from Seller the rights to, and certain assets associated with, the TR Nextgen Design, including certain raw materials and tooling and other production equipment used in the manufacture of the Products, as set forth on SCHEDULE 1.1, which is attached hereto and incorporated herein by reference;

         WHEREAS, Purchaser desires Seller to provide the Design Services to modify the TR Nextgen Design to eliminate its "read-while-write" capabilities and cause it to be compatible with the Travan technology specifications issued by ***;

         WHEREAS, concurrently with the execution of this Agreement, Purchaser and Seller shall enter into a supply agreement for the purchase and supply of Seller's four-channel diversity ASIC chip for use in the Products (the "FC SUPPLY AGREEMENT"), which such agreement shall replace the existing Supply Agreement, dated as of November 5, 1999, between Purchaser and Seller for purchase of Seller's single channel ASIC chip; and

         WHEREAS, the Parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                    AGREEMENT

1.   RIGHTS AND ASSETS; ROYALTIES AND PAYMENT.

         1.1      RIGHTS AND ASSETS.

Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell and transfer, at the specific times designated in SECTIONS 1.2, 1.3 and 1.4 below, the TR Nextgen Design, the Inventory and the Tooling and Production Equipment set forth on SCHEDULE 1.1, which is attached hereto and incorporated by reference herein (collectively, the "RIGHTS AND ASSETS"), to Purchaser, and Purchaser hereby agrees to purchase, receive and accept the Rights and Assets from Seller. As consideration for the transfer of the Rights and Assets from Seller, Purchaser agrees to pay to Seller the amounts set forth in this ARTICLE 1.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         1.2      TR NEXTGEN DESIGN.

Seller shall transfer the TR Nextgen Design to Purchaser upon complete execution of this Agreement by the Parties (the "SIGNING") and deliver to Purchaser a duly executed bill of sale in the form attached hereto as EXHIBIT
B. In consideration for such transfer, Purchaser shall pay to Seller a royalty based on the sale of the Products and the *** Cartridges: (a) *** of the Products that is sold for revenue (excluding returns and credits) by Purchaser (each such unit sold for revenue (excluding returns and credits), a "Net Revenue Unit" and collectively, "Net Revenue Units") *** of the Product; and (b) *** of the *** Cartridge sold for revenue (excluding returns and credits) by *** of the *** Cartridges. Such royalty amounts are payable by Purchaser on a quarterly basis, will be due within the first *** after the end of each calendar quarter and shall be accompanied by a final report indicating the actual number of Net Revenue Units of the Product and the actual number of *** Cartridges sold for revenue (excluding returns and credits) in the immediately preceding calendar quarter by Purchaser and ***, respectively. In addition, Purchaser shall provide to Seller within ten (10) business days after the end of each calendar quarter a report indicating the estimated number of Net Revenue Units of the Product and the estimated number of *** Cartridges sold for revenue (excluding returns and credits) in the immediately preceding calendar quarter by Purchaser and ***, respectively.

         1.3      INVENTORY.

Seller shall make available the Inventory for purchase by Purchaser and delivery to Purchaser's facility in Malaysia after the close of Seller's Thailand's operation. At Seller's option, Seller may at its own expense and risk consign such Inventory at Purchaser's facility in Malaysia. Purchaser will segregate and store the Inventory in its facility in Malaysia in a secure area such that the Inventory is not commingled with Purchaser's inventory; provided that if any loss or damage to the Inventory occurs as a result of Purchaser's failure to segregate and store the Inventory in a secure area, Purchaser shall be liable for such loss or damage. Purchaser shall place purchase orders for such Inventory as needed. With respect to Inventory applicable *** (the "FIRST SET OF INVENTORY"), the amount payable shall be equal to *** (as identified in Exhibit 1.1) and payment will be due *** from receipt and acceptance of the applicable Inventory by Purchaser. The purchase order quantity *** To the extent Purchaser wants to purchase Inventory applicable to additional development units (the "SECOND SET OF INVENTORY"), *** (as identified in Exhibit 1.1). The purchase order quantity for the Second Set of Inventory will be based upon Purchaser's estimated production requirements in *** Purchaser agrees that it will not purchase from any other party any materials that are the equivalent of the items listed on the Bill of Materials prior to depleting Seller's Inventory (excluding any non-conforming Inventory) of such items; PROVIDED, HOWEVER, that Purchaser may place purchase orders for such materials prior to depletion of Seller's Inventory for the purpose of accommodating required lead times for supply of such materials from a party other than Seller.

         1.4      TOOLING AND PRODUCTION EQUIPMENT

Purchaser shall make available the Tooling and Production Equipment that is owned by Seller and used in the manufacture of the Products at a price to be negotiated by the Parties during the period of Seller's performance of the Design Services. Upon conclusion of such negotiations, based upon Purchaser's needs, Purchaser will place purchase orders to buy any Tooling and Production Equipment from Seller. Purchaser will segregate and store the Tooling and Production Equipment in its facility in Malaysia in a secure area such that the Tooling and Production Equipment is not commingled with Purchaser's inventory or equipment; PROVIDED that if any loss or damage to the Tooling and Production Equipment occurs as a result of Purchaser's


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

failure to segregate and store the Tooling and Production Equipment in a secure area, Purchaser shall be liable for such loss or damage. Payment for such Tooling and Production Equipment will be due *** after acceptance by Purchaser, but not earlier than *** At Seller's option, Seller may at its own expense and risk consign such Tooling and Production Equipment at Purchaser's facility in Malaysia.

2.   DESIGN SERVICES; PROPRIETARY RIGHTS.

         2.1      PERFORMANCE OF DESIGN SERVICES.

Seller agrees to use commercially reasonable efforts to perform the design services as requested by Purchaser and accepted by Seller (the "DESIGN SERVICES") and set forth in the statement of work, which is attached hereto as EXHIBIT C and incorporated herein by reference (the "STATEMENT OF WORK").

         2.2      PERSONNEL.

Purchaser and Seller together initially have designated *** of Seller's personnel in Seller's design center located in Longmont, Colorado to perform the Design Services, including *** A list of such designated personnel is set forth on EXHIBIT D, which is attached hereto and incorporated herein by reference, and such list may be subject to revision, in terms of the number of individuals so designated as well with respect to the individuals themselves, based on the needs of Purchaser with respect to the Design Services and upon mutual agreement by the Parties. Seller shall provide day-to-day management of the designated personnel and Purchaser shall monitor, as it deems necessary, the Design Services to be performed by the designated personnel with respect to the Design Services, subject to Seller's personnel policies and procedures. If Purchaser, in its reasonable discretion, determines that any particular employee of Seller is not performing the Design Services in a satisfactory manner, then Purchaser shall notify Seller in writing and provide the name of such individual and the reasons for Purchaser's dissatisfaction. Upon receipt of such notice, Seller agrees to cooperate with Purchaser to resolve the situation in a manner satisfactory to both Parties; PROVIDED, HOWEVER, that Seller shall have the exclusive authority to make supervisorial and staffing decisions with respect to the use of its personnel, including the right to reassign its personnel so long as Seller continues to provide the Design Services in accordance with the terms of this Agreement. Seller acknowledges and agrees that under no circumstances shall any Seller personnel be considered employed by Purchaser.

         2.3      FEES FOR DESIGN SERVICES.

         (a) FEES. Seller shall provide an initial forecast of expenses *** until the estimated completion of the Design Services, which is attached hereto as EXHIBIT E and is incorporated herein by reference, to be incurred by Seller with respect to the Design Services. On a monthly basis, Purchaser and Seller shall review actual expenses incurred against forecast. Any anticipated deviations to such initial forecast will be subject to Purchaser's approval prior to Seller incurring such additional expense; PROVIDED, HOWEVER, that all expenses incurred by Seller *** with respect to the Design Services shall be subject to Purchaser's review and approval *** Purchaser shall pay to Seller an amount equal to direct and actual expenses incurred by Seller and as previously approved by Purchaser with respect to the Design Services, including costs for labor and materials *** (collectively, the "DESIGN SERVICE FEES"). ***


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         (b) PAYMENT TERMS. Seller shall invoice Purchaser on a monthly basis with respect to the Design Service Fees. The amounts stated in such invoices shall be payable by Purchaser within *** after receipt of each of Seller's monthly invoices.

         2.4      OWNERSHIP OF WORK PRODUCT.

         (a) ASSIGNMENT OF WORK PRODUCT. Subject to Purchaser's performance of its obligations hereunder, Seller agrees that the Work Product shall be the sole and exclusive property of Purchaser. Except for Seller's Proprietary Rights in the Background Technology, Seller hereby irrevocably assigns and agrees to assign to Purchaser all of Seller's Proprietary Rights in the Work Product. Seller retains no rights to use the Work Product and agrees not to challenge the validity of Purchaser's ownership in the Work Product. At Purchaser's reasonable request and expense, Seller agrees to assist and cooperate with Purchaser in all commercially reasonable respects to execute documents, give testimony and take further acts as reasonably requested by Purchaser to acquire, transfer, maintain and enforce any Proprietary Rights with respect to the Work Product.

         (b) LICENSE; WAIVER OF RIGHTS. To the extent, if any, that the Work Product or any Proprietary Rights therein or thereto, are not assignable or that Seller retains any Proprietary Rights in or to the Work Product, Seller, subject to Purchaser's performance of its obligations hereunder: (i) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Purchaser with respect to such rights; (ii) agrees, at Purchaser's request and expense, to consent to and join in any action to enforce such rights; and (iii) hereby grants to Purchaser a *** right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Purchaser) all or any portion of the Work Product, in any form or media (now known or later developed). The foregoing license includes, without limitation, the right to make any modifications to the Work Product regardless of the effect of such modifications on the integrity of the Work Product, and to identify Seller, or not to identify Seller, as one or more authors of or contributors to the Work Product or any portion thereof, whether or not the Work Product or any portion thereof have been modified. Seller further irrevocably waives any "moral rights" or other rights with respect to attribution of authorship or integrity of the Work Product that Seller may have under any applicable law under any legal theory. Seller hereby waives and quitclaims to Purchaser any and all claims, of any nature whatsoever, that Seller now or may hereafter have for infringement of the Work Product, or Proprietary Rights therein or thereto, assigned and/or licensed hereunder to Purchaser.

         2.5      BACKGROUND TECHNOLOGY.

         (a) OWNERSHIP. The Work Product shall not include, and the assignment obligations in SECTION 2.4(a) above shall not apply to, the Background Technology and Seller's Confidential Information.

         (b) LICENSE. Unless otherwise expressly agreed by the Parties in writing, to the extent that any Background Technology and/or Seller's Confidential Information is incorporated into or otherwise included in, or is necessary or desirable for the use or exploitation of, the Work Product, the TR Nextgen Design and/or any product utilizing the Work Product or the TR Nextgen Design, then, subject to Purchaser's performance of its obligations hereunder, Seller hereby grants to Purchaser a *** right and license to use and exploit such Background Technology and/or Seller's Confidential Information for the sole purpose of Purchaser's use of


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

the Work Product and the TR Nextgen Design to make, have made, use and sell products utilizing the Work Product or the TR Nextgen Design.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER.

         As an inducement for Purchaser to enter into this Agreement, Seller represents and warrants that each of the following statements is true and correct as of the Effective Date:

         3.1      ORGANIZATION, POWER, ETC.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business as a foreign corporation in the jurisdictions in which it conducts its business, except where the failure to so qualify will not have a material adverse effect on Seller's ability to perform its obligations hereunder. Seller has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. Seller is not in violation of any of the provisions of its Articles of Incorporation.

         3.2      AUTHORIZATION.

The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the Transactions, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Purchaser, constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms.

         3.3      EFFECT OF AGREEMENT.

The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the Transactions, will not: (a) conflict with or violate the Articles of Incorporation of Seller; (b) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (each a "LAW," and collectively, "LAWS"); (c) result in any material breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any judgment, award or decree or any indenture, agreement, instrument, arrangement or commitment of any character to which Seller is a party or by which any of its assets or properties is bound or subject; or (d) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, instrument, arrangement or commitment of any character, or result in the creation or imposition of any Encumbrances upon any of the properties or assets of Seller.

         3.4      GOVERNMENTAL APPROVALS.

All approvals, authorizations, consents, licenses, permits or orders or actions of or filings with any court, administrative agency or other governmental authority, domestic or foreign, or any department, agency or political subdivision thereof ("GOVERNMENTAL ENTITY") that are required to be obtained by Seller for the execution and delivery by Seller of this Agreement and the consummation of the Transactions by Seller have been so obtained, including, without limitation, all necessary and appropriate approvals, authorizations, consents, licenses, permits or orders or actions or filings relating to the export of technology outside of the United States.

         3.5      RIGHTS AND ASSETS.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

SCHEDULE 1.1, which is attached hereto and incorporated by reference herein, contains a complete list of the Rights and Assets. Seller has good and marketable title to all of the Rights and Assets.

         3.6      NONINFRINGEMENT.

Seller represents and warrants that it knows of no trade secret misappropriation that has occurred and has no reason to believe that a misappropriation will occur with regard to the TR Nextgen Design or the Background Technology delivered to Purchaser, and it knows of no patent, trademark, copyright or other Proprietary Rights infringement by such TR Nextgen Design or such Background Technology on the Effective Date.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         As an inducement for Seller to enter into this Agreement, Purchaser hereby represents and warrants that each of the following statements is true and correct as of the Effective Date:

         4.1      ORGANIZATION, POWER, ETC.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign business in the jurisdictions in which it conducts its business, except where the failure to so qualify will not have a material adverse effect on Purchaser's ability to perform its obligations hereunder. Purchaser has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. Purchaser is not in violation of any of the provisions of its limited liability company agreement or any other constitutive documents.

         4.2      AUTHORIZATION.

The execution, delivery and performance of this Agreement by Purchaser, and the consummation by it of the Transactions, have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery thereof by Seller, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

         4.3      EFFECT OF AGREEMENT.

The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the Transactions, will not: (a) conflict with or violate the limited liability company agreement or any other constitutive documents of Purchaser; (b) conflict with or violate any Laws;
(c) result in any material breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any judgment, award or decree or any indenture, agreement, instrument, arrangement or commitment of any character to which Purchaser is a party or by which any of its assets or properties is bound or subject; or (d) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, instrument, arrangement or commitment of any character, or result in the creation or imposition of any Encumbrances upon any of the properties or assets of Purchaser.

         4.4      GOVERNMENTAL APPROVALS.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

All approvals, authorizations, consents, licenses, permits or orders or actions of or filings with any Governmental Entity that are required to be obtained by Purchaser for the execution and delivery by Purchaser of this Agreement and the consummation of the Transactions by Purchaser have been so obtained, including, without limitation, all necessary and appropriate approvals, authorizations, consents, licenses, permits or orders or actions or filings relating to the export of technology outside of the United States.

         4.5      EXPORT CONTROLS.

Purchaser understands and acknowledges that Seller is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Purchaser further understands and acknowledges that any and all obligations of Seller to transfer the Rights and Assets and the Work Product and license the Background Technology and/or Seller's Confidential Information shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations ("EAR") issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration ("BXA"). Purchaser shall comply in all respects with the export and reexport restrictions applicable to the Rights and Assets, the Work Product, the Background Technology and/or Seller's Confidential Information delivered to Purchaser and shall otherwise comply with the EAR or other United States laws and regulations in effect from time to time.

         4.6      NONINFRINGEMENT.

Purchaser represents and warrants that it knows of no trade secret misappropriation that has occurred and has no reason to believe that a misappropriation will occur with regard to the Work Product excluding the TR Nextgen Design or the specifications set forth in the Statement of Work for the modification of the TR Nextgen Design, and it knows of no patent, trademark, copyright or other Proprietary Rights infringement by such Work Product excluding the TR Nextgen Design or such specifications on the Completion Date.

5.   COVENANTS OF SELLER.

         5.1      REPRESENTATIONS TRUE.

Until the completion of the Design Services, Seller agrees to use all reasonable efforts to prevent the occurrence of any event that would cause any of its representations and warranties set forth in this Agreement not to be true and correct in any material respect.

         5.2      PERMITS.

As promptly as practicable after the Effective Date, Seller will make all filings with any Governmental Entities and obtain all approvals, authorizations, consents, licenses, permits or orders or actions of or filings with all third parties, necessary for Purchaser and Seller to consummate the Transactions, including, without limitation, all necessary and appropriate approvals, authorizations, consents, licenses, permits or orders or actions or filings related to the export of technology outside of the United States.

         5.3      RIGHTS AND ASSETS; DESIGN SERVICES.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

Seller agrees to: (a) provide to Purchaser the TR Nextgen Design, the Inventory and the Tooling and Production Equipment as set forth in ARTICLE 1 above; and (b) perform the Design Services as set forth in ARTICLE 2 above.

6.   COVENANTS OF PURCHASER.

         6.1      REPRESENTATIONS TRUE.

Until the completion of the Design Services, Purchaser agrees to use its best efforts to prevent the occurrence of any event that would cause any of its representations and warranties set forth in this Agreement not to be true and correct in any material respect.

         6.2      PERMITS.

As promptly as practicable after the Effective Date, Purchaser will make all filings with any Governmental Entities and obtain all approvals, authorizations, consents, licenses, permits or orders or actions of or filings with all third parties, necessary for Purchaser and Seller to consummate the Transactions, including, without limitation, all necessary and appropriate approvals, authorizations, consents, licenses, permits or orders or actions or filings related to the export of technology outside of the United States.

         6.3      PAYMENT OF FEES AND ROYALTIES.

Purchaser shall pay to Seller the fees, royalties and purchase prices set forth in ARTICLES 1 and 2 above in accordance with the time periods and the payment terms set forth therein. In addition, Purchaser, in accordance with
SECTION 1.2 above, shall provide to Seller: (a) within ten (10) business days after the end of each calendar quarter a report indicating the estimated number of Net Revenue Units of Products sold by Purchaser and the estimated number of *** Cartridges sold for revenue (excluding returns and credits) by *** in the immediately preceding calendar quarter; and (b) a final report, which will accompany the royalty payments set forth in Section 1.2 above, indicating the actual number of Net Revenue Units of Products sold by Purchaser and the actual number of *** Cartridges sold for revenue (excluding returns and credits) by *** in the immediately preceding calendar quarter.

         6.4      EXPORT CONTROLS.

Purchaser shall comply in all respects with the export and reexport restrictions applicable to the Rights and Assets, the Work Product, the Background Technology and/or Seller's Confidential Information delivered to Purchaser and will otherwise comply with the EAR or other United States laws and regulations in effect from time to time.

7.   CONDITIONS PRECEDENT.

         7.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

The obligations of Purchaser under this Agreement are subject, at the option of Purchaser, to the satisfaction or written waiver of each of the following conditions at or prior to the Effective Date and at or prior to the date that the Design Services are completed (the "COMPLETION DATE"):

         (a) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Effective Date and on and as of the


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

Completion Date as though made at and as of such respective dates (except where such representation and warranty is made as of a date specifically set forth therein), and Seller shall have delivered to Purchaser a certificate to that effect.

         (b) Seller shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by Seller on or before the Effective Date and on or before the Completion Date, and Seller shall have delivered to Purchaser a certificate to that effect.

         (c) All other proceedings to be taken by Seller in connection with the Transactions and all documents incident thereto shall be satisfactory in form and substance to Purchaser, and Purchaser shall have received all such certified or other copies of such documents as it may reasonably request.

         (d) No legal action or proceeding shall have been instituted or threatened by any Governmental Entity seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions.

         (e) Seller shall have obtained all consents and approvals required for the execution, delivery and performance of this Agreement by Seller and the consummation of the Transactions.

         7.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction or written waiver of each of the following conditions at or prior to the Effective Date and at or prior to the Completion Date:

         (a) The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered by Purchaser pursuant hereto shall be true and correct in all material respects on and as of the Effective Date and on and as of the Completion Date as though made at and as of such respective dates (except where such representation and warranty is made as of a date specifically set forth therein), and Purchaser shall have delivered to Seller a certificate to such effect.

         (b) Purchaser shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by Purchaser on or before the Effective Date and on or before the Completion Date, and Purchaser shall have delivered to Seller a certificate to that effect.

         (c) All other proceedings to be taken by Purchaser in connection with the Transactions and all documents incident thereto shall be satisfactory in form and substance to Seller, and Seller shall have received all such certified or other copies of such documents as it may reasonably request.

         (d) No legal action or proceeding shall have been instituted or threatened by any Governmental Entity seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the Transactions.

         (e) Purchaser shall have obtained all consents and approvals required for the execution, delivery and performance of this Agreement by Purchaser and the consummation of the Transactions.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

8.   SURVIVAL; INDEMNIFICATION; WARRANTY DISCLAIMER; LIMITATION OF LIABILITY.

         8.1      SURVIVAL OF REPRESENTATIONS.

The representations and warranties set forth in: (a) SECTIONS 3.1 through 3.4 and 3.6 and in SECTIONS 4.1 through 4.4 and 4.6 shall survive the execution and delivery of this Agreement for a period of five (5) years from the Effective Date; and (b) SECTION 3.5 shall survive the execution and delivery of this Agreement for a period of six (6) months for tangible assets (such as tooling and equipment) and for a period of three (3) years for intangible assets (such as intellectual property assets). Upon the expiration of a representation or warranty pursuant to this SECTION 8.1, unless written notice of a claim based upon such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered to the Indemnifying Party prior to the expiration of such representation or warranty, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for breach of contract, tort or under any other legal theory.

         8.2      AGREEMENT TO INDEMNIFY.

         (a) PURCHASER INDEMNITY. Subject to the terms and conditions of this ARTICLE 8, Purchaser (the "PURCHASER INDEMNIFYING PARTY") hereby agrees to indemnify, defend and hold Seller and each of Seller's officers, directors, employees, agents, successors and assigns (each, a "SELLER INDEMNIFIED PARTY") harmless from and against all Losses incurred by each Seller Indemnified Party arising out of or resulting from a breach of any representation, warranty or covenant of Purchaser contained in or made pursuant to this Agreement (other than Purchaser's representation and warranty set forth in SECTION 4.6 above) and all Losses incurred by each Seller Indemnified Party by reason of losses, injury to or death of any Person or damage to or destruction of property arising out of or resulting from any sales or use of the TR Nextgen Design and/or the Work Product or any sales or use of any products incorporating the TR Nextgen Design and /or Work Product.

         (b) SELLER INDEMNITY. Subject to the terms and conditions of this ARTICLE 8, Seller (the "SELLER INDEMNIFYING PARTY") hereby agrees to indemnify, defend and hold Purchaser and each of Purchaser's officers, directors, employees, agents, successors and assigns (each, a "PURCHASER INDEMNIFIED PARTY") harmless from and against all Losses incurred by each Purchaser Indemnified Party resulting from a breach of any representation, warranty or covenant of Seller contained in or made pursuant to this Agreement (other than Seller's representation and warranty set forth in SECTION 3.6 above).

         8.3      CONDITIONS OF INDEMNIFICATION.

The obligations and liabilities of the Indemnifying Party to an Indemnified Party under SECTION 8.2 above with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) The Indemnifying Party will not be responsible for any such losses, damages, liabilities, claims, actions, judgments, costs, demands, attorneys' fees, disbursements and expenses caused by the sole negligence or willful misconduct of the Indemnified Party.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         (b) If an action, claim or demand is filed against the Indemnified Party for which the Indemnifying Party is to be responsible under
SECTION 8.2 above, the Indemnified Party will promptly notify the Indemnifying Party in writing of such action, claim or demand. Upon receipt of such notice from the Indemnified Party, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Indemnifying Party is obligated to indemnify the Indemnified Party under the terms of SECTION
8.2 above in connection with such action, claim or demand, then the Indemnifying Party will be entitled, if it so elects, to take control of the defense and investigation of such action, claim or demand and to employ and engage attorneys of its own choice to handle and defend the same at the Indemnifying Party's sole cost, risk and expense, and the Indemnified Party will thereafter cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. The Indemnified Party may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such action, claim or demand and any appeal arising therefrom.

         (c) The Indemnifying Party may effect no settlement without the prior written approval of the Indemnified Party, which approval will not be unreasonably withheld. The Indemnifying Party also agrees to carry fire and extended coverage insurance, and to be responsible for any of the Indemnified Party's property while in the Indemnifying Party's possession, to maintain such property in good condition, and not to dispose of such property except in accordance with the Indemnified Party's instructions and the terms hereunder.

         8.4      INTELLECTUAL PROPERTY INFRINGEMENT.

         (a) DEFENSE BY PURCHASER. With respect to a breach by Purchaser of SECTION 4.6 above, Purchaser will indemnify and defend any suit or proceeding brought against any Seller Indemnified Party based on such breach of SECTION 4.6 above or based on a claim that the Work Product excluding the TR Nextgen Design or the specifications set forth in the Statement of Work with respect to the modification of the TR Nextgen Design, or any part thereof, constitutes an infringement of any patent, copyright, trademark, trade secret or any other Proprietary Right of any third party, provided that: (i) the Seller Indemnified Party notifies Purchaser in writing within thirty (30) days of such claim; (ii) Purchaser has sole control of the defense and all related settlement negotiations; and (iii) the Seller Indemnifying Party provides Purchaser with the assistance, information and authority necessary to perform the above. Purchaser will have no liability or obligation to defend any such claim of infringement based solely on the TR Nextgen Design or any Background Technology that is incorporated into the Work Product.

         (b)      DEFENSE BY SELLER. With respect to a breach by Seller of
SECTION 3.6 above, Seller will indemnify and defend any suit or proceeding brought against any Purchaser Indemnified Party based on such breach of
SECTION 3.6 above or based on a claim that the TR Nextgen Design or the Background Technology, or any part thereof, constitutes an infringement of any patent, copyright, trademark, trade secret or any other Proprietary Right of any third party, provided that: (i) the Purchaser Indemnified Party notifies Seller in writing within thirty (30) days of such claim; (ii) Seller has sole control of the defense and all related settlement negotiations; and
(iii) the Purchaser Indemnified Party provides Seller with the assistance, information and authority necessary to perform the above. Seller will have no liability or obligation to defend any such claim of infringement based solely on: (A) use of a superseded or altered version of the TR Nextgen Design or the Background Technology if such infringement would have been avoided by the use of a current unaltered version of the TR Nextgen Design supplied by Seller (or any Background Technology incorporated therein); (B) any customization of the TR Nextgen Design or the Background Technology to the extent such customization was at the request of Purchaser;


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

or (C) the combination, operation or use of the TR Nextgen Design or the Background Technology with other devices and components not supplied by Seller if such infringement would have been avoided by the use of the TR Nextgen Design or the Background Technology solely without such devices or components.

         (c) REMEDIES. If the TR Nextgen Design or the Background Technology is held, or is believed by Seller, to infringe the Proprietary Rights of any third party, Seller will have the option, at its expense, to:
(i) modify the TR Nextgen Design or the Background Technology to be non-infringing; (ii) obtain for Purchaser a license to continue using the TR Nextgen Design or the Background Technology; or (iii) replace the TR Nextgen Design or the Background Technology with non-infringing alternatives.

         (d) NO OTHER LIABILITY. This SECTION 8.4 states each of Purchaser's and Seller's entire liability for infringement of the Proprietary Rights of any third party.

         8.5      WARRANTY DISCLAIMER.

Except as otherwise provided in this Agreement, Seller makes no warranties, whether implied or statutory regarding or relating to the Rights and Assets, the Work Product, the Background Technology, Seller's Confidential Information, the Design Services or any other materials or services furnished or provided to Purchaser under this Agreement. Seller specifically disclaims all implied warranties of: (a) merchantability; (b) fitness for a particular purpose; (c) noninfringement of third party rights; and (d) title, and any implied warranties that may arise from course of dealing, course of performance or usage or trade with respect to the Rights and Assets, the Work Product, the Background Technology, Seller's Confidential Information, the Design Services and any other materials or services furnished to Purchaser under this Agreement and with respect to the use of any of the foregoing. Any written representation or warranty not expressly contained in this Agreement will not be enforceable.

         8.6      GENERAL LIMITATION OF LIABILITY

Except for liabilities arising pursuant to SECTION 8.4 above, each Party's liability to the other Party for damages in connection with this Agreement and the Design Services or any Work Product provided pursuant to this Agreement, regardless of the form of action giving rise to such liability (under any theory, whether in contract, tort, statutory or otherwise and including any amounts that may arise under SECTION 8.7 below) shall not exceed ***

         8.7      LIMITATION ON OTHER DAMAGES.

IN NO EVENT WILL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY'S AGGREGATE LIABILITY UNDER THIS AGREEMENT FOR INDIRECT, SPECIAL, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, WILL NOT, IN ANY EVENT, ***

         8.8      REMEDIES NOT EXCLUSIVE.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

All rights and remedies existing under this ARTICLE 8 are in addition to, and not exclusive of, any rights or remedies otherwise available.

         8.9      ACKNOWLEDGEMENT

Each Party acknowledges that the limitations of liability contained in SECTIONS 8.5, 8.6 and 8.7 are a fundamental part of the basis of the other Party's bargain hereunder, and neither of the Parties would enter into this Agreement absent such limitations.

9.   TERMINATION.

This Agreement may only be terminated for the following reasons:

         9.1      INJUNCTION.

By either of the Parties if any Governmental Entity shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and non-appealable.

         9.2      MUTUAL AGREEMENT.

By mutual written agreement of the Parties that is signed by both Parties.

         9.3      CONVENIENCE.

Purchaser may terminate this Agreement for convenience by providing written notice of such termination to Seller, and such termination shall be effective *** thereafter. Unless otherwise agreed to in writing by the Parties, the Design Services shall cease upon such termination.

         9.4      MATERIAL BREACH.

         (a) By Purchaser upon a material breach of any representation, warranty or covenant of this Agreement by Seller that remains uncured for a period of *** after receipt of written notice of such breach from Purchaser.

         (b) By Seller upon a material breach of any representation, warranty or covenant of this Agreement by Purchaser that remains uncured for a period of *** after receipt of written notice of such breach from Seller.

         9.5      EFFECTS OF TERMINATION.

If this Agreement is terminated pursuant to SECTIONS 9.1, 9.2, 9.3 or 9.4, all obligations of the Parties hereunder (except for any rights, licenses and obligations under SECTIONS 2.2, 2.3, 2.4, 2.5, 6.3, 8.1, 8.2, 8.3, 8.4, 8.5,
8.6, 8.7, 9.5, 10.1, 10.2, 11.1, 11.2, 11.8, 11.9 and 11.10) shall terminate without liability of any Party to any other Party. Nothing contained in this
SECTION 9.5 shall relieve any Party of liability for any breach of this Agreement that occurred prior to the date of termination of this Agreement.

10.      OTHER COVENANTS.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         10.1     CONFIDENTIALITY OBLIGATIONS.

Each Party that receives confidential and/or proprietary information (the "RECEIVING PARTY") relating to this Agreement or the consummation of the Transactions (the "CONFIDENTIAL INFORMATION") shall maintain in confidence the identity of the other Party disclosing such Confidential Information (the "DISCLOSING PARTY"), and not disclose to any third party without prior written consent of the Disclosing Party: (a) any Confidential Information learned about the Disclosing Party or its affiliates in the course of the Transactions; or (b) the terms of this Agreement or the Transactions, unless and to the extent necessary to carry out the Transactions. At the termination of this Agreement, the Receiving Party agrees to return to the Disclosing Party any and all materials containing any such Confidential Information. These restrictions on use and obligations of confidentiality will not apply to any Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the Disclosing Party;
(ii) was within the Receiving Party's possession prior to its being furnished to the Receiving Party by or on behalf of the Disclosing Party pursuant to this Agreement or for the consummation of the Transactions, provided that:
(A) the source of such information was not known by the Receiving Party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other Person with respect to such Confidential Information; and (B) such prior possession by the Receiving Party can be adequately substantiated by documentary evidence antedating the disclosure by the Disclosing Party; (iii) becomes available to the Receiving Party on a nonconfidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other Person with respect to such Confidential Information; (iv) is developed independently by the Receiving Party without using, directly or indirectly, any Confidential Information of the Disclosing Party, PROVIDED, HOWEVER, that the Receiving Party can adequately substantiate with documentary evidence that such independent development did not use, directly or indirectly, any Confidential Information of the Disclosing Party; or (v) the Receiving Party has received a written opinion of outside legal counsel that such disclosure must be made by the Receiving Party in order for the Receiving Party not to commit a violation of law.

In the event that the Receiving Party is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this
SECTION 10.1. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party is nonetheless, in the written opinion of legal counsel, legally compelled to disclose such Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or penalty, the Receiving Party may, without liability hereunder, disclose to such tribunal only that portion of such Confidential Information that such legal counsel advises the Receiving Party is legally required to be disclosed, provided that the Receiving Party exercise its best efforts to preserve the confidentiality of such Confidential Information, including by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information by such tribunal.

Each Party agrees that this ARTICLE 10 shall supersede and replace the confidentiality provision set forth in the Letter of Intent, dated May 30, 2001, between the Parties.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         10.2     ANNOUNCEMENTS.

Neither Purchaser nor Seller shall make, or cause to be made, any news releases or other public announcements pertaining to the Transactions without first consulting the other and attempting to formulate a mutually satisfactory arrangement for such disclosure, and in any case will only make an announcement thereafter without the consent of the other only to the extent required by applicable law.

         10.3     COOPERATION.

Each Party agrees, both before and after the Effective Date, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the Transactions (which shall not include any obligation to incur any expenses).

11.      MISCELLANEOUS.

         11.1     EXPENSES.

Whether or not the Transactions are consummated, neither of the Parties shall have any obligation to pay any of the fees and expenses of the other Party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of legal counsel, accountants, investment bankers and other experts.

         11.2     AUDIT.

Purchaser shall keep and maintain detailed and accurate books and records with regard to the royalties and fees set forth in ARTICLES 1 and 2 above and the calculation thereof. An internationally known independent certified public accounting firm selected by Seller (who shall be reasonably acceptable to Purchaser and bound in confidence not to disclose any Confidential Information except to inform Seller of discrepancies) shall be entitled to review and audit such books and records from time to time, but no more than ***, during normal business hours upon reasonable notice to Purchaser and at Seller's expense.

         11.3     WAIVERS.

         (a) Purchaser may, by written notice: (i) extend the time for the performance of any of the obligations or other actions of Seller under this Agreement; (ii) waive any inaccuracies in the representations or warranties of Seller contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of Seller contained in this Agreement; or (iv) waive performance of any of the obligations of Seller under this Agreement.

         (b) Seller may, by written notice: (i) extend the time for the performance of any of the obligations or other actions of Purchaser under this Agreement; (ii) waive any inaccuracies in the representations or warranties of Purchaser contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of Purchaser contained in this Agreement; or (iv) waive performance of any of the obligations of Purchaser under this Agreement.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

         (c) With regard to any power, remedy or right provided herein or otherwise available to any Parties hereunder: (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving Parties; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence.

         11.4     AMENDMENTS, SUPPLEMENTS.

This Agreement may be amended or supplemented at any time by the mutual written consent of the Parties.

         11.5     ENTIRE AGREEMENT.

This Agreement and its exhibits and schedules constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any Party that is not embodied in this Agreement or such other documents, and no Party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         11.6     BINDING EFFECT; BENEFITS.

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         11.7     ASSIGNABILITY.

Neither this Agreement nor either of the Parties' rights hereunder shall be assignable by a Party without the prior written consent of the other Party, provided, however, this Agreement may be assigned by a Party to a successor in interest to substantially all of the assets related to the Products or such Party, without the prior written consent of the other Party.

         11.8     NOTICES.

All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant Party, and that will initially be as set forth below. Any notice sent by certified mail will be deemed to have been given three (3) business days after the date on which it is mailed. All other notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a Party. Notices will be addressed as follows or to such other address as the Party to whom the same is directed will have specified in conformity with the foregoing:

         (a)      If to Seller:

                  Overland Data, Inc.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

                  8975 Balboa Avenue
                  San Diego, CA  92123
                  Facsimile: (858) 503-4342
                  Attention: Vernon A. LoForti

                  with a copy to:

                  Morrison & Foerster LLP
                  3811 Valley Centre Drive, Suite 500
                  San Diego, California  92130
                  Facsimile: (858) 720-5125
                  Attention: Carlos D. Heredia, Esq.

         (b)      If to Purchaser:

                  Seagate Removable Storage Solutions LLC
                  1650 Sunflower Avenue
                  Costa Mesa, California 92626
                  Facsimile: (714) 966-5534
                  Attention: Larry T. McMannon, General Manager


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

                  with a copy to:

                  Seagate Removable Storage Solutions LLC
                  Intellectual Property Department, Building 15
                  920 Disc Drive,
                  Scotts Valley, California 95066
                  Facsimile: (831)-438-1290
                  Attention: Patent Counsel

         11.9     GOVERNING LAW; JURISDICTION.

         (a) GOVERNING LAW. This Agreement will be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of laws principles. The United Nations Convention on the International Sale of Goods will not apply to this Agreement.

         (b) DISPUTE RESOLUTION. In any disputes, controversies, or claims arising out of, relating to, or in connection with this Agreement or between the Parties, including the determination of the scope of the agreement to arbitrate, the Parties agree to first endeavor to settle the dispute in an amicable manner by good faith discussions and bargaining between the Parties. If the Parties are unable to resolve the controversy, upon request of one Party, the Parties agree to submit the dispute to an arbitrator for final and binding arbitration at a location to be determined by the non-requesting Party. The arbitration will comply with and be governed by provisions of the California Arbitration Act before an arbitrator experienced in the matter to be decided.

         (c) ARBITRATION EXCEPTION; INJUNCTIVE RELIEF AVAILABILITY. Notwithstanding the foregoing, any claim relating to either of the Parties' confidential information, trademarks, or other proprietary technology or intellectual property may be, at either Parties' election, be determined by a court located in San Francisco, California, to whose exclusive jurisdiction the Parties hereby consent. Each Party shall be authorized and entitled to obtain preliminary and permanent injunctive relief, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which a Party may be entitled.

         (d) ANCILLARY RELIEF. Nothing herein will prevent a Party, prior to appointment of the arbitrator, from making application to any court of competent jurisdiction, for any provisional remedy available at law or in equity. Such application for relief will not constitute a waiver of this agreement to arbitrate. Upon appointment, the arbitrator will have exclusive authority to order provisional or interim relief, except that any relief ordered by the arbitrator may be immediately and specifically enforced by a court otherwise having jurisdiction. The Parties waive objection to venue and consent to the personal jurisdiction of the federal courts of San Francisco, California, U.S.A. in any action to enforce this agreement to arbitrate or any order or award of the arbitrator, or for the provisional or interim remedies provided for in this Agreement.

         (e) EXPENSES. In any arbitration proceeding pursuant to this Agreement, each Party will bear the expenses of its witnesses. All other costs of arbitration, including, without limitation, the fees and expenses of the arbitrators, the cost of the record or transcripts thereof, if any, administrative fees, the attorneys' fees of the Parties, and all other fees and costs will be allocated to the Parties to the arbitration as determined by the arbitrator, except that the prevailing Party in such arbitration will be entitled to recover its reasonable attorneys' fees and expenses.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

       (f) DISCOVERY. In any arbitration proceeding pursuant to this Agreement, discovery will be limited to written requests for the production of specific documents. The period for requesting documents will be thirty
(30) calendar days commencing upon the day that the answer is due under the Rules. The responding Party will have fifteen (15) calendar days to produce the requested documents by sending copies to the requesting Party or its representative via a recognized international courier service. The Parties will also voluntarily produce all documents that they intend to use at the arbitration hearing and a list of intended witnesses before the close of discovery subject to supplementation for purposes of rebuttal or good cause shown. The Parties waive any right to seek any discovery not provided for in this Agreement irrespective of whether the laws of any country provide for different or additional discovery in international arbitration. The arbitrator will hold a pre-hearing conference within three days of the close of discovery and will schedule and hold the final hearing within thirty (30) calendar days of the close of discovery. Except as set forth in SECTION 11.9(c) above, EACH PARTY HERETO HEREBY AGREES THAT THE ARBITRATION PROCEDURE PROVIDED IN THIS AGREEMENT WILL BE THE SOLE AND EXCLUSIVE METHOD OF RESOLVING ANY DISPUTES, CONTROVERSIES OR CLAIMS ARISING IN CONNECTION WITH, OR OUT OF THIS AGREEMENT, OR OTHERWISE BETWEEN THE PARTIES TO THIS AGREEMENT.

         11.10    RULES OF CONSTRUCTION.

         (a) The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Article or Section.

         (b) Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases. The word "including," and any derivative word, when used herein is not intended to be exclusive and means "including, without limitation."

         (c) The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

         (d) The Parties hereto are sophisticated and have been represented throughout this transaction by lawyers who have carefully negotiated the provisions hereof. As a consequence, the Parties do not believe the presumption of the California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive the effect of any such presumption.

         11.11    COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12    RELATIONSHIP OF THE PARTIES.

This Agreement shall not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the Parties, and the Parties shall at all times be and remain independent contractors. Except as expressly agreed by the Parties in writing, neither Party shall have any right or authority, express or implied, to assume or create


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

any obligation of any kind, or to make any representation or warranty, on behalf of the other Party or to bind the other Party in any respect whatsoever.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties hereto as of the date first above written.

                               OVERLAND DATA, INC.



                               By:  /s/ Vernon A. LoForti
                                    ------------------------------------------
                               Name:  Vernon A. LoForti
                               Title: Vice-President and Chief Financial Officer

                               SEAGATE REMOVABLE STORAGE SOLUTIONS LLC



                               By:  /s/ Donald L. Waite
                                    ------------------------------------------
                               Name:  Donald L. Waite
                               Title: President





           [SIGNATURE PAGE TO DESIGN PURCHASE AND SERVICES AGREEMENT]


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.


                     DESIGN PURCHASE AND SERVICES AGREEMENT

                                    EXHIBIT A

                            GLOSSARY OF DEFINED TERMS

"AGREEMENT" shall have the meaning set forth in the preamble.

"ASIC" means an application specific integrated circuit.

"BACKGROUND TECHNOLOGY" means all Technology created by or for Seller (alone or with others) prior to the date of this Agreement (including without limitation, the VR(2) IP) but excluding the Technology embodied in the TR Nextgen Design.

"BILL OF MATERIALS" means the mutually agreed upon list of materials that will be used by the Parties to determine which raw materials will be included in the Inventory and is attached hereto as SCHEDULE 1.3, which is incorporated herein by reference.

"BXA" shall have the meaning set forth in SECTION 4.5.

"COMPLETION DATE" shall have the meaning set forth in SECTION 7.1.

"CONFIDENTIAL INFORMATION" shall have the meaning set forth in SECTION 10.1.

"DESIGN SERVICE FEES" shall have the meaning set forth in SECTION 2.3.

"DESIGN SERVICES" shall have the meaning set forth in SECTION 2.1.

"DISCLOSING PARTY" shall have the meaning set forth in SECTION 10.1.

"EAR" shall have the meaning set forth in SECTION 4.5.

"EFFECTIVE DATE" means June 15, 2001.

"ENCUMBRANCES" means any Liens, security interests, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

"FIRST SET OF INVENTORY" shall have the meaning set forth in SECTION 1.3.

"GOVERNMENTAL ENTITY" shall have the meaning set forth in SECTION 3.4.

***

***

"INDEMNIFIED PARTY" means either a Purchaser Indemnified Party or a Seller Indemnified Party.

"INDEMNIFYING PARTY" means either the Purchaser Indemnifying Party or the Seller Indemnifying Party.

"INVENTORY" means all of Seller's existing supply of raw materials for use with, or in the manufacture of, the Products, the determination of which shall be based upon the Bill of


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             Exhibit A - Page 1

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

Materials and designated as either the First Set of Inventory or the Second Set of Inventory and is set forth SCHEDULE 1.1.

"LAW" and "LAWS" shall have the meaning set forth in SECTION 3.3.

"LIEN" means any lien, charge, Encumbrance, mortgage, conditional sale agreement, title retention agreement, financing lease, pledge or security interest of any kind or type and whether arising by contract or under Law.

"LOSS" or "LOSSES" shall mean any and all damages, liabilities, settlements, costs and expenses (including reasonable attorneys' fees) or other adverse effects of any nature whatsoever.

"PARTY" and "PARTIES" shall refer to the parties to this Agreement.

"PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity or any other entity.

"PRODUCTS" shall have the meaning set forth in the recitals.

"PROPRIETARY RIGHTS" means all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual and proprietary rights.

"PURCHASER" shall have the meaning set forth in the preamble.

"PURCHASER INDEMNIFIED PARTY" shall have the meaning set forth in
SECTION 8.2(b).

"PURCHASER INDEMNIFYING PARTY" shall have the meaning set forth in
SECTION 8.2(a).

"RECEIVING PARTY" shall have the meaning set forth in SECTION 10.1.

"RIGHTS AND ASSETS" shall have the meaning set forth in SECTION 1.1 and shall comprise the rights and assets listed on SCHEDULE 1.1.

"SECOND SET OF INVENTORY" shall have the meaning set forth in SECTION 1.3.

"SELLER" shall have the meaning set forth in the preamble.

"SELLER'S CONFIDENTIAL INFORMATION" means Confidential Information of Seller in the Background Technology.

"SELLER INDEMNIFIED PARTY" shall have the meaning set forth in SECTION 8.2(a).

"SELLER INDEMNIFYING PARTY" shall have the meaning set forth in SECTION
8.2(b).

"STATEMENT OF WORK" shall have the meaning set forth in SECTION 2.1 and is attached hereto as EXHIBIT C and incorporated herein by reference.

"TAX" and "TAXES" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             Exhibit A - Page 2
profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

"TECHNOLOGY" collectively means any creations, technology, inventions, discoveries, works of authorship or other creations that were conceived, created or reduced to practice.

"TOOLING AND PRODUCTION EQUIPMENT" means the tooling and other production equipment owned by Seller and set forth on SCHEDULE 1.1 that can be used in the manufacture of the Products.

"TRANSACTIONS" shall mean the transactions contemplated by this Agreement.

"TR NEXTGEN DESIGN" means the Technology (excluding the VR(2) IP) embodied in Seller's WS30 and EDT40 products as of *** including design drawings, schematics, PCB gerber files, Bill of Materials, AVL, Wingnut ASIC specification, VHDL files, Netlist, firmware, annotated source code, diagnostics code, MAIs, test software description, source code and test/alignment stations specifications, as further specified on SCHEDULE 1.1.

"UNIT" and "UNITS" shall have the meaning set forth in SECTION 1.2.

"VR(2) IP" means inventions, ideas, concepts, discoveries, know-how, algorithms, improvements, drawings, schematics, specifications, routines, trade secrets, software, manufacturing processes and assembly techniques, whether or not patentable, embodied in or utilized in the design, use and/or fabrication of VR(2) channel ASICs embodying Seller's VR(2) channel technology and/or VR(2) channel technical information, including any patent applications, patents, patent rights, trademarks, service marks, trade secrets, copyrights, registered designs, topography and/or semiconductor mask work registrations and rights and/or any applications for any of the foregoing, unregistered design rights and/or any derivative works.

"WORK PRODUCT" means: (a) the TR Nextgen Design; and (b) the Technology embodied in modifications to the TR Nextgen Design that are: (i) developed by Seller as a result of Seller's performance of the Design Services; and (ii) delivered to Purchaser pursuant to SECTION 2 of this Agreement and the Statement of Work. The term "Work Product" specifically excludes the Background Technology.


THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             Exhibit A - Page 3

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                          BY OVERLAND DATA, INC.

                     LIST OF OMITTED EXHIBITS AND SCHEDULES



Exhibit B - Form of Bill of Sale

Exhibit C - Statement of Work

Exhibit D - Designated Personnel

Exhibit E - Initial Forecast of Expenses

Schedule 1.1 - Rights and Assets

Schedule 1.3 - Bill of Materials


The exhibits referenced in the agreement have not been included because they are either disclosed in such agreement or would not be material to an investment decision; they will be furnished supplementally to the Commission upon request.